Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of AB Tax-Aware Credit Opportunities Fund of our report dated September 14, 2026, relating to the financial statements of AB Tax-Aware Credit Opportunities Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Accountants”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

September 14, 2026